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                                                                    EXHIBIT 10.9


                            FIRST AMENDMENT TO LEASE

                    1102 COLUMBIA STREET, SEATTLE, WASHINGTON


     THIS FIRST AMENDMENT TO LEASE ("First Amendment") dated as of January 31st, 1997, is entered into by and between Health Science Properties, Inc., a Maryland corporation ("HSP") and Corixa Corporation, a Delaware corporation ("Corixa") with regard to the following:


                                    RECITALS

     A. HSP and Corixa are parties to that certain Lease dated as of May 31, 1996 ("Lease") pursuant to which Corixa leases from HSP those certain premises (commonly known as "Suite 470") located on the fourth floor in the building at 1102 Columbia Street, Seattle, Washington, commonly known as the Eklind Hall Building ("Building"), as more particularly described in the Lease.

     B. HSP and Corixa desire to modify the Lease as it applies to Suite 470, with respect to the Term Expiration Date and the Monthly Rental Installment, all in accordance with the terms and conditions of the Lease and this First Amendment. Any capitalized but undefined terms used in this First Amendment shall have the same meaning set forth in the Lease.

     NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Lease Modifications. In exercising this First Amendment, the following modifications are made to the Lease:

          a) Section 2.1.4 and Section 4 of the Lease are hereby modified by increasing the Monthly Rental Installment from One Thousand Seven Hundred and Fifty Dollars ($1,750.00) to One Thousand Eight Hundred and Twenty Dollars ($1,820.00) to be effective February 1,1997, subject to adjustment as provided in paragraph 1.c) below.

          b) Section 2.1.6 (b) of the Lease is hereby modified by extending the Term Expiration Date to the earlier of: i) September 27, 1998, and ii) the date Corixa commences occupancy of Suite 300 located at 1124 Columbia Street (commonly known as the Columbia Building), Seattle, Washington.

          c) Section 4 of the Lease is hereby modified by providing that the Rent shall increase by four percent (4.0%) effective February 1, 1998 and every twelve months thereafter for so long as this Lease continues in effect.

     2. Additional Terms. Except as expressly provided to the contrary in this First Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

HEALTH SCIENCE PROPERTIES, INC.         CORIXA CORPORATION


By: /s/ Steve Stone                     By: /s/ Mark McDade
   ----------------------------------      ------------------------------------
   Name: Steve Stone                       Name: Mark McDade
        -----------------------------           -------------------------------
   Its: Chief Vice President               Its: Chief Operating Officer
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